POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby constitutes and appoints each of Clement E. Klank III, Alana L. Griffin, Edward J. Garitty, Alan Haguewood, Jesse Q. Hoxie and Anna C. Hawks, signing singly, and with full power of substitution, the undersigned?s true and lawful attorney-in-fact to:
(1) obtain credentials (including codes or passwords) to enable the undersigned to submit and file documents, forms and information required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the ?Exchange Act?) or any rule or regulation of the U.S. Securities and Exchange Commission (?SEC?) via the Electronic Data Gathering and Retrieval (?EDGAR?) system, including (i) preparing, executing in the undersigned?s name and on the undersigned?s behalf, and submitting to the SEC a Form ID (and any amendments thereto) or any other documents necessary or appropriate to obtain such credentials and legally binding the undersigned for purpose of the Form ID or such other documents; and
(ii) enrolling the undersigned in EDGAR Next or any successor filing system;
(2) act as an account administrator for the undersigned?s EDGAR account, including: (i) appointing, removing and replacing account administrators, technical administrators, account users, and delegated entities; (ii) maintaining the security of Filer?s EDGAR account, including modification of access codes; (iii) maintaining, modifying and certifying the accuracy of information on the undersigned?s EDGAR account dashboard; and (iv) taking any other actions contemplated by Rule 10 of Regulation S-T; (3) cause FedEx Corporation (the ?Company?) to accept a delegation of authority from the undersigned?s EDGAR account administrators and authorize the Company?s EDGAR account administrators pursuant to that delegated entity designation to appoint, remove or replace users for the undersigned?s EDGAR account; (4) execute for and on behalf of the undersigned, in the undersigned?s capacity as an officer and/or director of the Company, Forms 3, 4, and 5 in accordance with
Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder and Form 144 in accordance with Rule 144 of the Securities Act of 1933, as amended (the ?Securities Act?); (5) seek or obtain, as the undersigned?s representative and on the undersigned?s behalf, information on transactions in the Company?s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to any attorney-in-fact and further approves and ratifies any such release of information; (3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, 5, or 144, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and (4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact?s discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact?s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned?s responsibilities to comply with Section 16 of the Exchange Act or Rule 144 of the Securities Act. As of the date of this Power of Attorney, each attorney-in-fact designated herein is an officer or employee of the Company. This Power of Attorney shall automatically terminate as to any named attorney-in-fact upon the date that such person ceases to be an officer or employee of the Company. All previously executed Powers of Attorney executed by the undersigned for the matters covered herein are hereby revoked. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned?s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this __25_ day of __June__, 2025. /s/ Rajesh Subramaniam